Exhibit 99.1

Janux Therapeutics Reports Second Quarter 2026 Financial Results and Business Highlights

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JANX007 Phase 1b enrollment continues across taxane-naïve monotherapy and darolutamide combination cohorts
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JANX014 Phase 1 study continues enrolling patients with metastatic castration-resistant prostate cancer (mCRPC)
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JANX011 Phase 1 healthy volunteer study progressing as planned
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JANX013 remains on track for clinical initiation in the second half of 2026
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Strong balance sheet supports advancement of multiple clinical programs with $970.9 million in cash, cash equivalents and short-term investments at end of 2Q26

SAN DIEGO, August 6, 2026 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies, today reported financial results for the quarter ended June 30, 2026, and provided a business update.

"During the second quarter we continued to execute across our clinical portfolio while preparing for multiple upcoming milestones," said David Campbell, Ph.D., President and Chief Executive Officer of Janux. "Enrollment continues across our prostate cancer programs, including JANX007 and JANX014, and we remain on track to initiate clinical development of JANX013 later this year. We also continue to make progress with JANX011 in healthy volunteers as we advance our autoimmune disease pipeline."

BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS:

Clinical & Pipeline Progress

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JANX007 (PSMA-TRACTr) continues to enroll in its Phase 1b trial in metastatic castration-resistant prostate cancer (mCRPC), with ongoing dose optimization and expansion in taxane-naïve patients.
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An expansion cohort evaluating JANX007 in combination with darolutamide, an androgen receptor pathway inhibitor, is actively enrolling in taxane-naïve mCRPC.
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JANX014 (PSMA-TRACTr), a double-masked tumor-activated T cell engager, continues enrollment in its Phase 1 clinical study designed to evaluate safety, pharmacokinetics and preliminary antitumor activity.
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JANX011 (CD19-ARM) continues enrolling in its Phase 1 clinical trial in healthy volunteers.
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The Company continues to advance additional TRACTr, TRACIr and ARM programs for potential future development.

Upcoming Milestones

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Initial clinical data from the Phase 1 healthy volunteer study of JANX011 expected to be announced in the second half of 2026.
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Clinical initiation of JANX013, a PSMA-targeted CD28 costimulatory TRACIr, expected in the second half of 2026.

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Additional clinical data for JANX007 expected to be announced at a future medical congress in the first half of 2027.

SECOND QUARTER 2026 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of June 30, 2026, Janux reported cash and cash equivalents and short-term investments of $970.9 million, compared to $966.6 million on December 31, 2025.
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Research and development expenses: Research and development expenses were $31.0 million for the quarter ended June 30, 2026, compared to $34.7 million for the comparable period in 2025.
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General and administrative expenses: General and administrative expenses were $11.0 million for the quarter ended June 30, 2026, compared to $10.5 million for the comparable period in 2025.
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Net loss: Net loss was $22.0 million for the quarter ended June 30, 2026, compared to $33.9 million for the comparable period in 2025.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms.

Janux’s lead clinical candidate, JANX007, is a PSMA-targeted TRACTr being investigated in a Phase 1 clinical trial in patients with metastatic castration-resistant prostate cancer (mCRPC). The Company is also advancing additional PSMA-targeted programs, including JANX014, a double-masked PSMA TRACTr being evaluated in a Phase 1 clinical trial, and JANX013, a CD28 co-stimulatory TRACIr designed for combination with JANX007.

Beyond its prostate cancer programs, Janux’s pipeline includes JANX011, a CD19-targeted ARM being evaluated in a Phase 1 clinical trial in healthy adult volunteers for potential treatment of autoimmune diseases. Janux continues to generate additional TRACTr, TRACIr, and ARM programs for potential future development.

For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, and the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations, the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	June 30, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$27,768	$52,334
Accounts receivable, net	149	—
Short-term investments	943,145	914,233
Prepaid expenses and other current assets	12,275	9,320
Total current assets	983,337	975,887
Restricted cash	816	816
Property and equipment, net	3,260	3,852
Operating lease right-of-use assets	17,327	18,402
Other long-term assets	2,913	2,608
Total assets	$1,007,653	$1,001,565

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,017	$4,971
Accrued expenses	19,513	17,633
Current portion of deferred revenue	35,070	—
Current portion of operating lease liabilities	2,552	2,393
Total current liabilities	60,152	24,997
Deferred revenue, net of current portion	1,079	—
Operating lease liabilities, net of current portion	18,438	19,746
Total liabilities	79,669	44,743
Total stockholders’ equity	927,984	956,822
Total liabilities and stockholders’ equity	$1,007,653	$1,001,565

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Collaboration revenue	$10,267	$—	$14,000	$—
Operating expenses:
Research and development	30,994	34,664	57,807	59,719
General and administrative	10,963	10,454	22,096	20,296
Total operating expenses	41,957	45,118	79,903	80,015
Loss from operations	(31,690)	(45,118)	(65,903)	(80,015)
Total other income	9,718	11,260	19,570	22,649
Net loss	$(21,972)	$(33,858)	$(46,333)	$(57,366)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	(2,881)	(9)	(6,621)	1,584
Comprehensive loss	$(24,853)	$(33,867)	$(52,954)	$(55,782)
Net loss per common share, basic and diluted	$(0.35)	$(0.55)	$(0.74)	$(0.93)
Weighted-average shares of common stock outstanding, basic and diluted	62,937,295	61,902,411	62,802,256	61,847,372

Contacts

Investors:

Chad Rubin

Endurance Advisors

crubin@enduranceadvisors.com

646.319.3261

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

858.344.8091